EXHIBIT 5

                                                   September 21, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Aeroflex Incorporated
                           REGISTRATION STATEMENT ON FORM S-8
                           ----------------------------------

Gentlemen:

         Reference is made to the filing by Aeroflex Incorporated (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 310,000 shares of the Corporation's Common Stock, $.10 par value per share, in connection with the issuance of options to various employees of the Test and Measurement Division ("SPG") of UbiNetics
Holding Limited and a newly-hired Vice President of Sales of Aeroflex Test Solutions.

         As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the forms of option agreement and such other documents as we have deemed necessary or relevant under the circumstances.

         Based upon our examination, we are of the opinion that:

1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

2. There have been reserved for issuance by the Board of Directors of the Corporation 310,000 shares of its Common Stock, $.10 par value per share. The shares of the Corporation's Common Stock, when issued pursuant to the exercise of options grants to the SPG employees and the newly hired employee of Aeroflex Test Solutions, will be validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                               Very truly yours,

                               /s/ Kramer, Coleman, Wactlar & Lieberman, P.C.

                               KRAMER, COLEMAN, WACTLAR
                               & LIEBERMAN, P.C.


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